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                                                                    EXHIBIT 99.1

                                                          Last Updated 7/27/2005

                        PINNACLE WEST CAPITAL CORPORATION

                   QUARTERLY CONSOLIDATED STATISTICAL SUMMARY

                      PERIODS ENDED JUNE 30, 2005 AND 2004

                                LIST OF CONTENTS

                           2005 SECOND QUARTER SUMMARY

                                2005 YEAR-TO-DATE

                                 2004 BY QUARTER

                                 2003 BY QUARTER

                                 2002 BY QUARTER

                Quarters may not sum to totals due to rounding.

  Certain current and prior year amounts have been reclassified to conform to current period presentation.

    The definitions of terms used in this statistical summary are contained in the "Glossary of Terms" on the Pinnacle West website at: http://www.pinnaclewest.com/files/investors/2005Q2QuarStatsGloss.pdf

This statistical data may be graphed in various quarterly or annual comparisons using the "Interactive Charts" tool on the Pinnacle West website at: http://www.pinnaclewest.com/main/pnw/investors/financials/quarterly/landing.html